Exhibit 24.1
MILACRON INC.
POWER OF ATTORNEY
Know all men by these presents that each of the undersigned directors and officers of Milacron Inc., a Delaware corporation which is preparing to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of common shares of Milacron Inc., par value $0.01 per share (“Common Shares”) for purposes of the Milacron Inc. Director Deferred Compensation Plan, hereby constitutes and appoints Ronald D. Brown, Hugh C. O’Donnell, and Walter S. Wood and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said registration statement which is about to be filed and any and all subsequent effective and post-effective amendments to said registration statement with full power where appropriate to affix the corporate seal of Milacron Inc. thereto and to attest said seal and to file said registration statement and each subsequent amendment so signed, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, and to appear before the Securities and Exchange Commission in connection with any matter relating to said registration statement and any and all subsequent amendments, thereby granting said attorneys-in-fact and agents, and each of them full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date set forth beside his name.

/s/ Ronald D. Brown	May 4, 2005	/s/ Steven N. Isaacs	May 4, 2005

Ronald D. Brown Chairman, President, Chief Executive Officer and Director	Date	Steven N. Isaacs, Director	Date

/s/ Darryl F. Allen	May 4, 2005	/s/ Mark L. Segal	May 4, 2005

Darryl F. Allen, Director	Date	Mark L. Segal, Director	Date

/s/ Sallie B. Bailey	May 4, 2005	/s/ Joseph A. Steger	May 4, 2005

Sallie B. Bailey, Director	Date	Joseph A. Steger, Director	Date

/s/ David L. Burner	May 4, 2005	/s/ Duane K. Stullich	May 4, 2005

David L. Burner, Director	Date	Duane K. Stullich, Director	Date

/s/ H. Christopher Decotiis H. Christopher DeCotiis, Director	May 4, 2005 Date	/s/ Charles F. C. Turner Charles F. C. Turner, Director	May 4, 2005 Date

		/s/ Larry D. Yost	May 4, 2005

		Larry D. Yost, Director	Date